Exhibit 99.2

CONTANGO ANNOUNCES CLOSING OF PRIVATE PLACEMENT OF SERIES B CONTINGENT CONVERTIBLE PREFERRED STOCK

HOUSTON—(Nov. 4, 2019)— Contango Oil & Gas Company (NYSE American: MCF) (“Contango” or the “Company”) today announced that it has closed its previously announced private placement of 1,102,838 shares of Series B Contingent Convertible Preferred Stock. The Company received gross proceeds of approximately $22 million, including approximately $7 million from affiliates of John C. Goff, chairman of the board of directors, which was used to fund a portion of the purchase price and related transaction expenses for the previously announced acquisition of certain oil and gas properties from White Star Petroleum LLC and certain of its affiliates. The preferred stock will automatically convert into common stock on a one for ten basis upon shareholder approval of an increase in the number of authorized shares of common stock. As of November 1, 2019, the Company had obtained approval of or written agreement to approve such increase from holders of a majority of the voting power of its capital stock.

This press release is neither an offer to sell nor a solicitation of an offer to buy any securities, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The shares of preferred stock sold in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or under any state securities laws and, unless so registered may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

Contango Oil & Gas Company is a Houston, Texas based, independent oil and natural gas company whose business is to maximize production and cash flow from its offshore properties in the shallow waters of the Gulf of Mexico and onshore properties in Texas, Oklahoma and Wyoming and to use that cash flow to explore, develop, exploit, increase production from and acquire crude oil and natural gas properties in West Texas, the Texas Gulf Coast, Oklahoma and the Rocky Mountain regions of the United States.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on Contango’s current expectations and include statements regarding the beliefs, plans, objectives, assumptions, strategies or statements about future events or performance. Words and phrases used to identify forward-looking statements include terms such as “expects,” “believes,” “projects,” “anticipates,” “plans,” “estimates,” “potential,” “efforts,” or “intends,” or words and phrases stating that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to market conditions, industry conditions, actions by shareholders, and other factors which could affect Contango’s operations or financial results, including those described in Contango’s Annual Report on Form 10-K and other reports on file with the Securities and Exchange Commission. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results, and developments may differ materially from the projections in the forward-looking statements. Forward-looking statements speak only as of the date they were made and are based on the estimates and opinions of management at the time the statements are made. Contango does not assume any obligation to update forward-looking statements should circumstances or management’s estimates or opinions change, except as required by law.

Contango Oil & Gas Company

E. Joseph Grady, 713-236-7400

Senior Vice President and Chief Financial Officer

or

Sergio Castro, 713-236-7400

Vice President and Treasurer

Source: Contango Oil & Gas Company